SEC Registration No. 333-117035
Filed pursuant to Rule 424(b)(3)

[THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:

SUPPLEMENTAL INFORMATION - The Prospectus of Atlas America Public #14-2004 Program consists of this sticker and the Prospectus dated March 3, 2005.]

ATLAS AMERICA PUBLIC #14-2004 PROGRAM

SUPPLEMENT NO. 1
DATED AUGUST 16, 2005
TO THE PROSPECTUS DATED MARCH 3, 2005
OF ATLAS AMERICA PUBLIC #14-2004 PROGRAM

This Supplement No. 1 supplements, modifies or supersedes certain information contained in the prospectus of Atlas America Public #14-2004 Program dated March 3, 2005, and must be read in conjunction with such prospectus.

The purpose of this Supplement No. 1 is to obtain a SEC Registration Number for Atlas America Public #14-2005(A) L.P. so that it can make its required filings under Section 15(d) of the Securities Exchange Act of 1934. Atlas America Public #14-2005(A) L.P. is the second partnership in a series of up to three limited partnerships in the Atlas America Public #14-2004 Program. Atlas America Public #14-2005(A) L.P. terminated on June 17, 2005 with subscriptions of $69,674,900.